UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

WESTMORELAND COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On October 9, 2018 (the “Petition Date”), Westmoreland Coal Company (the “Company”) and certain of its subsidiaries, including Westmoreland Resource Partners, LP (“WMLP”) (collectively, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Canadian entities and Westmoreland Risk Management, Inc. are excluded from the Bankruptcy Petitions. The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer all of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Westmoreland Coal Company, et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed a series of first day motions with the Court that seek authorization to continue to conduct their business without interruption. These motions are designed primarily to minimize the effect of bankruptcy on the Debtors’ operations, customers and employees.

The Company expects ordinary-course operations to continue substantially uninterrupted during and after the commencement of the Chapter 11 Cases. Employees should expect no change in their daily responsibilities and to be paid in the ordinary course of business.

Restructuring Support Agreement

In connection with its Chapter 11 filing, the Company announced today that it has reached an agreement (the “Restructuring Support Agreement”), executed on October 9, 2018, with members of an ad hoc group of noteholders and lenders (the “Ad Hoc Group”) under (i) the Company’s 8.75% Senior Secured Notes due 2022 (such notes, collectively, the “Prepetition First Lien Notes”) governed by that certain Indenture, dated as of December 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition First Lien Notes Indenture”), by and among the Company, the guarantors named therein, and U.S. Bank National Association, as trustee and collateral agent, (ii) the Company’s Credit Agreement, dated as of December 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition First Lien Credit Agreement”, and the loan governed thereby, the “Prepetition First Lien Term Loan”), by and among the Company, as borrower, the guarantors and lenders named therein and Wilmington Savings Fund Society, FSB, as agent, and (iii) the Terms of Bridge Loans, attached as Exhibit L to the Prepetition First Lien Credit Agreement, dated as of May 21, 2018, among the Company, Westmoreland San Juan, LLC and Prairie Mines & Royalty ULC, as borrowers, the guarantors and lenders named therein, and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Bridge Loan Agreement”).

Pursuant to the terms of the Restructuring Support Agreement, and the Sale Term Sheet and Plan Term Sheet attached as exhibits thereto, the Company and the Ad Hoc Group have agreed on the principal terms of a Chapter 11 plan pursuant to which the holders of the Prepetition First Lien Notes and Prepetition First Lien Term Loan will credit bid for and acquire the Company’s core assets and, in the event that any of the Company’s non-core assets (as set forth on a schedule to the Sale Term Sheet) are not acquired by a third party, to credit bid for and acquire such non-core assets.

The Restructuring Support Agreement contemplates the approval by the Bankruptcy Court of the DIP Credit Agreement described below under the heading “Debtor-in-Possession Financing.”

The Restructuring Support Agreement includes an agreed timeline for the Chapter 11 Cases that, if met, would result in the Company closing on a qualified bid and/or confirming a chapter 11 plan and emerging from bankruptcy on or before February 28, 2019. The proposed terms of the DIP Credit Agreement and the proposed terms of the plan of reorganization set forth in the Restructuring Support Agreement are to be effectuated through the Chapter 11 Cases and remain subject to Bankruptcy Court approval.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, on October 9, 2018, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of debtor-in-possession financing on terms and conditions set forth in a proposed Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, as borrower, the financial institutions or other entities from time to time parties thereto, as lenders (the “DIP Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Agent”). The initial lenders under the DIP Credit Agreement are expected to be one or more of the lenders under the Prepetition Bridge Loan Agreement or the affiliates of such lenders. The DIP Credit Agreement, if approved by the Court as proposed, would contain the following terms:

•	a $110 million super-priority senior debtor-in-possession term loan agreement;

•

following approval by the Bankruptcy Court, proceeds of the DIP Credit Agreement could be used by the Debtors to (i) refinance approximately $90 million in outstanding principal obligations, as well as any accrued but unpaid interest, fees, expenses and other costs, under the Prepetition Bridge Loan Agreement, (ii) pay certain costs, fees and expenses related to the Chapter 11 Cases, (iii) make payments in respect of certain “adequate protection” obligations and (iv) fund working capital needs, capital improvements and expenditures of the Company and its subsidiaries, in all cases subject to the terms of the DIP Credit Agreement and applicable orders of the Bankruptcy Court;

•

the maturity date of the DIP Credit Agreement is expected to be the earlier to occur of: (i) May 21, 2019 (as such date may be extended under the DIP Credit Agreement), (ii) the date of termination in whole of all of the commitments thereunder, (iii) November 8, 2018, if the final order has not been entered into prior to the expiration of such date (or such later date, but no longer than 90 days following the entry of the interim order), (iv) the sale of all or substantially all of the assets of the Debtors pursuant to Section 363 or 1123 of the Bankruptcy Code, and (v) the date of substantial consummation of an acceptable reorganization plan pursuant to an order of the Bankruptcy Court;

•	interest would accrue at a rate per year equal to (i) with respect to Base Rate loans, the Base Rate plus 7.25% and (ii) with respect to LIBOR loans, the LIBOR Rate plus 8.25%;

•	the Company would be required to pay the following fees pursuant to the terms of the DIP Credit Agreement:

•	Agent Fees: Separately agreed upon between the Company and the Administrative Agent.

•	Exit Yield Enhancement Fee: Upon any repayment of any principal amount of the loans, a fee equal to 0.75% of such principal amount repaid.

•	Undrawn Commitment Fee: a fee equal to the undrawn amount under the DIP Credit Agreement multiplied by the LIBOR Rate plus 2.00%.

•

the obligations and liabilities of the Company under the DIP Credit Agreement would be secured by a valid, binding, continuing, enforceable, fully perfected first priority, senior priming lien on, and security interest in, all of the Collateral (as defined in the DIP Credit Agreement), including prepetition Collateral; and

•	the proposed debtor-in-possession financing would be subject to customary covenants, prepayment events, events of default and other provisions.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors anticipate closing the DIP Credit Agreement promptly following interim approval by the Bankruptcy Court of the DIP Motion. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Additional information about the Chapter 11 Cases, court filings and other documents related to the Chapter 11 Cases are available on a website administered by the Debtors’ claims and noticing agent, Donlin Recano & Company, Inc., at https://www.donlinrecano.com/westmoreland.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Debtors’ respective obligations under the following of the Company’s debt instruments (the “Debt Instruments”):

•	Prepetition First Lien Notes Indenture;

•	Prepetition First Lien Credit Agreement; and

•	Prepetition Bridge Loan Agreement.

As discussed above, WMLP, a significant subsidiary of the Company, filed a voluntary petition for reorganization under the Bankruptcy Code with the Bankruptcy Court. Such filing by WMLP constitutes an event of default that accelerated each of the WMLP Parties’ (as defined below) obligations under that certain Financing Agreement, dated as of December 31, 2014, by and among Oxford Mining Company, LLC (“Oxford”) and the other borrowers party thereto, WMLP and certain of its subsidiaries as guarantors (such guarantors together with Oxford, WMLP and the additional borrowers party thereto, the “WMLP Parties”), the lenders party thereto and U.S. Bank National Association, as collateral agent and administrative agent, as amended (the “WMLP Financing Agreement”).

The Debt Instruments and the WMLP Financing Agreement provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments and the WMLP Financing Agreement are automatically stayed as a result of the Chapter 11 Cases, and the respective creditors’ rights of enforcement in respect of the Debt Instruments and the WMLP Financing Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, the Company and WMLP issued a joint press release on October 9, 2018, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Disclosure of Information Pursuant to Confidentiality Agreements

During the month of July 2018, the Company began discussions with the Ad Hoc Group concerning a potential transaction involving the Company or any of the Company’s outstanding indebtedness. The Company executed various confidentiality agreements (as amended, the “Confidentiality Agreements”) with members of the Ad Hoc Group to facilitate discussions concerning such potential transactions.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose certain material non-public information disclosed to members of the Ad Hoc Group, upon the occurrence of certain events set forth in the Confidentiality Agreements, including the filing of the Bankruptcy Petitions. A presentation containing certain information that has been shared with the Ad Hoc Group and other relevant information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additionally, holders and potential holders of the Company’s indebtedness have the ability to access more detailed financial projections and performance optimization information in a virtual data room. Such information will specifically be designated “Non-Cleansing Information” and will be accessible only to those persons who (a) represent that they are holders of the Company’s indebtedness or considering the purchase of the Company’s indebtedness in the ordinary course of their business, (b) subject to certain permitted disclosures, agree to maintain the confidentiality of the “Non-Cleansing Information,” and (c) agree to use the “Non-Cleansing Information” solely for purposes of trading or potential trading in the Company’s indebtedness and for no other competitive purposes. To request access to such data room, please contact WCCNonCleansingInfoVDR@kirkland.com.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Annual Meeting of Stockholders

The Company’s annual meeting of stockholders for 2018, previously scheduled for December 17, 2018 (as disclosed on the Current Report on Form 8-K dated August 1, 2018) will be postponed as a result of the Company filing a voluntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which is described in Item 1.03 of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibits contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this Report and the Exhibits that are not historical facts are forward-looking statements. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

These forward-looking statements relate, in part, to the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Debtors’ ability to obtain approval by the Bankruptcy Court of the Restructuring Support Agreement, the relief requested in the first day motions, the DIP Motion, any sale and any plan of reorganization of the Company; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the negotiation of the terms, conditions and other provisions of the facility contemplated by the DIP Credit Agreement with the prospective lenders; the anticipated closing of the DIP Credit Agreement; the need for Bankruptcy Court orders approving the DIP Motion; the sufficiency of the liquidity purported to be made available by the DIP Credit Agreement; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement

99.1	Joint Press Release

99.2	Presentation of Westmoreland Coal Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 9, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary